UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300
South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Definitive Material Agreement

Threshold Pharmaceuticals, Inc. (NASDAQ: THLD), announced on February 3, 2012, that it has entered into a global license and co-development agreement with Merck KGaA, of Darmstadt, Germany, to co-develop and commercialize TH-302, Threshold’s small molecule hypoxia-targeted drug. TH-302 is currently being investigated in a global Phase 3 clinical trial in patients with soft tissue sarcoma, a randomized Phase 2 trial in patients with advanced pancreatic cancer from which top-line results are expected in February, as well as additional clinical studies in other solid tumors and hematological malignancies.

Under the terms of the agreement, Merck will receive co-development rights, exclusive global commercialization rights and will provide Threshold an option to co-commercialize TH-302 in the United States. In exchange, Threshold will receive an upfront payment of $25 million and could receive up to $35 million in additional development milestones during 2012.  Threshold is also eligible to receive a $20 million milestone payment based on positive results from its randomized Phase 2 trial in pancreatic cancer. Total potential milestone payments are $525 million, comprised of $280 million in regulatory and development milestones and $245 million in sales-based milestones.

In the United States, Threshold will have primary responsibility for development of TH-302 in the soft tissue sarcoma indication. Threshold and Merck KGaA will jointly develop TH-302 in all other cancer indications being pursued. Merck KGaA will pay 70% of worldwide development costs for TH-302.

Subject to FDA approval in the United States, Merck KGaA will initially be responsible for commercialization of TH-302 with Threshold receiving a tiered, double-digit royalty on sales. Under the royalty-bearing portion of the agreement, Threshold retains the option to co-promote TH-302 in the United States. Additionally, Threshold retains the option to co-commercialize TH-302 allowing the company to participate in up to 50% of the profits in the United States based on certain revenue tiers. Outside of the United States, Merck KGaA will be solely responsible for the commercialization of TH-302 with Threshold receiving a tiered, double-digit royalty on sales in these territories.

The agreement will be effective upon termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The agreement will continue on a country-by-country basis until the later of the last to expire patent covering TH-302 in such country or ten years following the commercial launch of a product containing TH-302 in such country, unless terminated earlier. Merck has the right to terminate the agreement after the achievement of certain milestones, and each party has the right to terminate the agreement following uncured material breach by the other party.

A copy of Threshold’s press release announcing the agreement is attached as Exhibit 99.1 to this 8-K, which is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1    Press release dated February 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Joel A. Fernandes
Joel A. Fernandes
Vice President, Finance and Controller

Date: February 3, 2012

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press release dated February 3, 2012.